UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2009
BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 31, 2009, Belo Corp. announced its consolidated financial results for the quarter ended June 30, 2009. A copy of the announcement press release is furnished with this report as Exhibit 99.1.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) During the Company’s quarterly review of goodwill and other intangible assets under Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“FAS 142”), a misapplication of GAAP was detected in how the Company calculates the carrying value of its FCC licenses for purposes of assessing impairments. The Company had been deducting deferred taxes associated with its FCC licenses to arrive at the carrying value for these intangible assets. Under GAAP, the deferred taxes associated with FCC licenses should not have been deducted when calculating the carrying value.
The adjustment to 2007 net earnings from continuing operations is a non-cash increase of $12.8 million, or $0.12 per share. The adjustment to 2008 net loss from continuing operations is a non-cash charge of $126 million, or $1.21 per share. The total of goodwill and intangible assets on the Company’s balance sheets will be increased by a net amount of $7.8 million at December 31, 2007 and reduced by $197 million at December 31, 2008 and March 31, 2009. These adjustments are non-cash, do not affect the Company’s liquidity or debt covenants, and do not impact the Company’s future operations.
On July 27, 2009, the Company’s management concluded that adjustments to the financial statements were required as a result of the misapplication of FAS 142. Company management discussed the adjustments required by the misapplication of FAS 142 with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company discussed the adjustments required by the misapplication of FAS 142 with Ernst & Young LLP.
Additionally, the Company is amending its consolidated statements of cash flows related to its gain on the repurchases of senior notes and debentures in the fourth quarter of 2008 and the first quarter of 2009. Net cash used for financing activities and net cash provided by operations will be reduced by an offsetting amount of $16.8 million in the 2008 consolidated statement of cash flows and by an offsetting amount of $15.1 million in the first quarter of 2009 consolidated statement of cash flows. The reclassification has no impact on the Company’s cash or debt balances. The Company’s management, after concluding on July 30, 2009 that a reclassification was necessary, discussed the reclassification with Ernst & Young LLP.
As a result, the financial statements contained in the following reports, and any related reports therein of Ernst & Young LLP, including Ernst & Young LLP’s report on internal control over financial reporting, should no longer be relied upon:
Annual Report on Form 10-K for the years ended December 31, 2008 and December 31, 2007 and Quarterly Report on Form 10-Q for the period ended March 31, 2009.
The Company intends to file on or before August 10, 2009 an amended 2008 Annual Report (on Form 10-K/A) and an amended Quarterly Report (on Form 10-Q/A) for the three months ended March 31, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
       99.1      Press Release dated July 31, 2009

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2009	BELO CORP.
	By:	/s/ Carey P. Hendrickson
Carey P. Hendrickson
Senior Vice President/Chief Accounting Officer

EXHIBIT INDEX

99.1	Earnings Press Release dated July 31, 2009